EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

651 East Corporate Drive, LLC	(Delaware)
1035 Battery Street Owner, LLC	(Delaware)
2477 Deerfield Drive, LLC	(Delaware)
3075 Loyalty Circle Member, LLC	(Delaware)
3075 Loyalty Circle Owner, LLC	(Delaware)
3596 Alpine Avenue, LLC	(Delaware)
5516 West Buchanan Street Owner, LLC	(Delaware)
CF Albertsons Chicago, LLC	(Delaware)
CF Albertsons Lancaster, LLC	(Delaware)
RG 1035 Battery Street Manager, LLC	(Delaware)
RG 1035 Battery Street Member, LLC	(Delaware)
RGGSR 1035 Battery Street, LLC	(Delaware)
Cantor Fitzgerald Income Trust Operating Partnership, L.P.	(Delaware)
Rodin Real Estate Investments, LLC	(Delaware)
CF Net Lease Portfolio IV DST	(Delaware)
1100 Hidden Ridge, LLC	(Delaware)
3221 Keller Springs Member, LLC	(Delaware)
3221 Keller Springs Owner, LLC	(Delaware)
3221 Keller Springs Road, LLC	(Delaware)
3221 Keller Springs Road Manager, LLC	(Delaware)
10801 Madison Avenue Owner, LLC	(Delaware)
CF Industry DST Holder, LLC	(Delaware)
CF Industry Master Tenant Member, LLC	(Delaware)
CF Industry Master Tenant Manager, LLC	(Delaware)
CF Industry Multifamily DST	(Delaware)
CF Industry Manager, LLC	(Delaware)
CFBH Industry Master Tenant, LLC	(Delaware)
CF Kacey DST Holder, LLC	(Delaware)
CF Kacey Master Tenant Member, LLC	(Delaware)
CF Kacey Master Tenant, LLC	(Delaware)
CF Kacey Master Tenant Manager, LLC	(Delaware)
CF Kacey Multifamily DST	(Delaware)
CF Kacey Manager, LLC	(Delaware)
CF Summerfield DST Holder, LLC	(Delaware)
CF Summerfield Master Tenant JV Member, LLC	(Delaware)
CF Summerfield Manager, LLC	(Delaware)
CF Summerfield Master Tenant Manager, LLC	(Delaware)
CF Summerfield Multifamily DST	(Delaware)
CFHZ Summerfield Master Tenant JV, LLC	(Delaware)
CF Valencia DST Holder, LLC	(Delaware)
CF Valencia Life Sciences DST	(Delaware)
CF Valencia Life Sciences DST Manager, LLC	(Delaware)
North De Anza Boulevard, LLC	(Delaware)
5303 Fisher Road Owner, LLC	(Delaware)
1840 Longmire Road Owner Member, LLC	(Delaware)
1840 Longmire Road Owner, LLC	(Delaware)
1840 Longmire Road, LLC	(Delaware)
1840 Longmire Road Owner Manager, LLC	(Delaware)
CF ON3 Lifesciences Parent DST	(Delaware)
CF ON3 Lifesciences DST	(Delaware)
CF ON3 Lifesciences Urban Renewal, LLC	(Delaware)
CF ON3 Lifesciences DST Manager, LLC	(Delaware)
CF ON3 Lifesciences DST Parent Manager, LLC	(Delaware)
CF West End Multifamily DST	(Delaware)
CF West End DST Holder, LLC	(Delaware)
CF West End Manager, LLC	(Delaware)
CFBH West End Master Tenant, LLC	(Delaware)

CF West End Master Tenant Manager, LLC	(Delaware)
CF West End Master Tenant Member, LLC	(Delaware)
CF Palms Multifamily DST	(Delaware)
CF Palms Manager, LLC	(Delaware)
CF Palms DST Holder, LLC	(Delaware)
CFCAF Palms Master Tenant, LLC	(Delaware)
CF Palms Master Tenant Manager, LLC	(Delaware)
CF Palms Master Tenant Member, LLC	(Delaware)
CF Mount Comfort Land Owner, LLC	(Delaware)
CF Pearland Multifamily DST	(Delaware)
CF Pearland Manager, LLC	(Delaware)
CF Pearland DST Holder, LLC	(Delaware)
CF Pearland Master Tenant, LLC	(Delaware)
CF Pearland Master Tenant Manager, LLC	(Delaware)
CF Pearland Master Tenant Member, LLC	(Delaware)